Exhibit 21

SUBSIDIARIES OF BECTON, DICKINSON AND COMPANY

Subsidiaries of Becton, Dickinson and Company as of September 30, 2012

Name of Subsidiary	State of Jurisdiction of Incorporation	Percentage of Voting Securities Owned

Accuri Cytometers, Inc.	Delaware	100%
Accuri Cytometers (Europe), Ltd.	United Kingdom	100%(1)
Atto BioScience, Inc.	Delaware	100%
B-D (Cambridge U.K.) Ltd.	United Kingdom	100%(1)
Becton Dickinson Biosciences, Systems and Reagents Inc.	California	100%
BD Holding S. de R.L. de C.V.	Mexico	100%(1)
Becton Dickinson Matrex Holdings, Inc.	Delaware	100%
BD Norge AS	Norway	100%(1)
BD Rapid Diagnostic (Suzhou) Co., Ltd.	China	100%(1)
BDIT Singapore Pte. Ltd.	Singapore	100%(1)
BD (West Africa) Limited	Ghana	100%(1)
BDX INO LLC	Delaware	100%
Becton Dickinson AcuteCare Holdings, Inc.	Delaware	100%
Becton Dickinson Advanced Pen Injection Systems GmbH	Switzerland	100%(1)
Becton Dickinson Argentina S.R.L.	Argentina	100%(1)
Becton Dickinson Asia Limited	Hong Kong	100%(1)
Becton Dickinson Asia Pacific Limited	British Virgin Islands	100%
Becton Dickinson Austria GmbH	Austria	100%(1)
Becton Dickinson Benelux N.V.	Belgium	100%(1)
Becton Dickinson Canada Inc.	Canada	100%(1)
Becton Dickinson Caribe Ltd.	Cayman Islands	100%(1)
Becton Dickinson Croatia d.o.o.	Croatia	100%(1)
Becton Dickinson de Colombia Ltda.	Colombia	100%(1)
Becton Dickinson Czechia s.r.o.	Czech Republic	100%(1)
Becton Dickinson del Uruguay S.A.	Uruguay	100%(1)
Becton Dickinson Distribution Center N.V.	Belgium	100%(1)
Becton Dickinson East Africa Ltd.	Kenya	100%(1)
Becton Dickinson Guatemala S.A.	Guatemala	100%(1)
Becton Dickinson Hellas S.A.	Greece	100%(1)
Becton Dickinson Hungary Kft.	Hungary	100%(1)
Becton Dickinson India Private Limited	India	100%(1)
Becton Dickinson Infusion Therapy AB	Sweden	100%(1)
Becton Dickinson Infusion Therapy A/S	Denmark	100%(1)
Becton Dickinson Infusion Therapy B.V.	Netherlands	100%(1)
Becton Dickinson Infusion Therapy Holdings AB	Sweden	100%(1)
Becton Dickinson Infusion Therapy Systems Inc., S.A. de C.V.	Mexico	100%(1)
Becton Dickinson Infusion Therapy UK	United Kingdom	100%(1)
Becton Dickinson Infusion Therapy Systems Inc.	Delaware	100%
Becton Dickinson Infusion Therapy Holdings UK Limited	United Kingdom	100%(1)
Becton Dickinson Insulin Syringe, Ltd.	Cayman Islands	100%(1)
Becton Dickinson Ithalat Ihracat Limited Sirketi	Turkey	100%(1)

SUBSIDIARIES OF BECTON, DICKINSON AND COMPANY

Becton Dickinson Korea Holding, Inc.	Delaware	100%
Becton Dickinson Korea Ltd.	Korea	100%(1)
Becton Dickinson Malaysia, Inc.	Oregon	100%
Becton Dickinson (Mauritius) Limited	Mauritius	100%
Becton Dickinson Medical (S) Pte Ltd.	Singapore	100%(1)
Becton Dickinson Medical Devices Co. Shanghai Ltd.	P.R.C.	100%(1)
Becton Dickinson Medical Devices Co. Ltd., Suzhou	P.R.C.	100%(1)
Becton Dickinson Medical Products Pte. Ltd.	Singapore	100%
Becton Dickinson Ltd.	New Zealand	100%(1)
Becton Dickinson O.Y.	Finland	100%(1)
Becton Dickinson Overseas Services Ltd.	Nevada	100%
Becton Dickinson Pen Limited	Ireland	100%(1)
Becton Dickinson Penel Limited	Cayman Islands	100%(1)
Becton Dickinson Philippines, Inc.	Philippines	100%(1)
Becton Dickinson Polska Sp.z.o.o.	Poland	100%(1)
Becton Dickinson Pty. Ltd.	Australia	100%(1)
Becton Dickinson (Pty) Ltd.	South Africa	100%(1)
Becton Dickinson Sdn. Bhd.	Malaysia	100%(1)
Becton Dickinson Service (Pvt.) Ltd.	Pakistan	100%
Becton Dickinson Sample Collection GmbH	Switzerland	100%(1)
Becton Dickinson Slovakia s.r.o.	Slovakia	100%(1)
Becton Dickinson (Thailand) Limited	Thailand	100%(1)
Becton Dickinson Venezuela, C.A.	Venezuela	100%(1)
Becton Dickinson Venture LLC	Delaware	100%
BD Ventures LLC	New Jersey	100%
Becton Dickinson Vostok LLC	Russia	100%(1)
Becton Dickinson, S.A.	Spain	100%(1)
Becton Dickinson (Royston) Limited	United Kingdom	100%(1)
Becton, Dickinson A.G.	Switzerland	100%(1)
Becton, Dickinson Aktiebolag	Sweden	100%(1)
Becton, Dickinson and Company, Ltd.	Ireland	100%(1)
Becton, Dickinson B.V.	Netherlands	100%(1)
Becton, Dickinson de Mexico, S.A. de C.V.	Mexico	100%(1)
Becton Dickinson France S.A.S.	France	100%(1)
Becton Dickinson GmbH	Germany	100%(1)
Becton, Dickinson Industrias Cirurgicas, Ltda.	Brazil	100%(1)
Becton, Dickinson Italia S.p.A.	Italy	100%(1)
B-D U.K. Holdings Limited	United Kingdom	100%(1)
Becton Dickinson U.K. Limited	United Kingdom	100%(1)
Bedins Vermont Indemnity Company	Vermont	100%
Benex Ltd.	Ireland	100%(1)
BioVenture Centre Pte. Ltd.	Singapore	100%
Cell Analysis Systems, Inc.	Illinois	100%(1)
Clontech Laboratories UK Limited	United Kingdom	100%(1)
Corporativo BD de Mexico, S. de R.L. de C.V.	Mexico	100%(1)
Cytopeia	Washington	100%
D.L.D., Ltd.	Bermuda	100%(1)

SUBSIDIARIES OF BECTON, DICKINSON AND COMPANY

Dantor S.A.	Uruguay	100%(1)
Difco Laboratories Incorporated	Michigan	100%
Difco Laboratories Limited	United Kingdom	100%(1)
Discovery Labware, Inc.	Delaware	100%
Distribuidora BD Mexico, S.A. de C.V.	Mexico	100%(1)
Procesos para Esterilizacion, S.A. de C.V.	Mexico	100%(1)
Franklin Lakes Enterprises, L.L.C.	New Jersey	100%
GeneOhm Sciences Canada Inc.	Canada	100%(1)
Healthcare Holdings in Sweden AB	Sweden	100%(1)
HandyLab, Inc.	Delaware	100%
HandyLab, Ltd.	United Kingdom	100%(1)
IBD Holdings LLC	Delaware	50%(1)
Staged Diabetes Management LLC	New Jersey	50%(1)
Matrex Salud, de R.L. de C.V.	Mexico	50%(1)
Med-Safe Systems, Inc.	California	100%
Nippon Becton Dickinson Company, Ltd.	Japan	100%(1)
PharMingen	California	100%
Phase Medical, Inc.	California	100%(1)
Plasso Technology Limited	United Kingdom	100%(1)
PreAnalytiX GmbH	Switzerland	50%(1)
Abastecedora de Dispositivos Medicos JL S.A. de C.V.	Mexico	100%(1)
TriPath Imaging, Inc.	Delaware	100%
TriPath Oncology, Inc.	Delaware	100%(1)
Becton Dickinson Europe Holdings S.A.S.	France	100%(1)
Becton Dickinson Management GmbH & Co. KG	Germany	100%(1)
Becton Dickinson Verwaltungs GmbH	Germany	100%(1)
Becton Dickinson Holdings Limited	Ireland	100%(1)
Becton Dickinson Luxembourg S.a.r.L.	Luxembourg	100%(1)
Becton Dickinson Holdings Pte Ltd.	Singapore	100%
Becton Dickinson Luxembourg LLC	Delaware	100%(1)
Becton Dickinson Luxembourg II LLC	Delaware	100%
Becton Dickinson Luxembourg II S.C.S.	Luxembourg	95%/5%(1)
Becton Dickinson Luxembourg Holdings S.a.r.L	Luxembourg	100%(1)
Becton Dickinson Luxembourg Holdings II S.a.r.L	Luxembourg	100%
Becton Dickinson Sweden Holdings AB	Sweden	100%
Carmel Pharma AB	Sweden	100%(1)
Carmel Pharma OY	Finland	100%(1)
Carmel Pharma S.a.r.L.	France	100%(1)
Carmel Pharma GmbH	Germany	100%(1)
Becton Dickinson (Gibraltar) Management Limited	Gibraltar	100%
Becton Dickinson Asia Holdings Ltd.	Gibraltar	100%
Becton Dickinson Luxembourg LLC S.C.S.	Luxembourg	100%(1)
Becton Dickinson Worldwide Investments Sa.r.L.	Luxembourg	100%(1)
Becton Dickinson (Gibraltar) Holdings Ltd.	Gibraltar	100%(1)
Becton Dickinson Management S.a.r.L	Luxembourg	100%(1)
Becton Dickinson Bermuda L.P.	Bermuda	100%(1)
Becton Dickinson Luxembourg Finance S.a.r.L.	Luxembourg	100%(1)

SUBSIDIARIES OF BECTON, DICKINSON AND COMPANY

Becton Dickinson (Gibraltar) Limited	Gibraltar	100%(1)
Becton Dickinson Netherlands Holdings B.V.	Netherlands	100%(1)
Becton Dickinson Netherlands Holdings II B.V.	Netherlands	100%(1)
Sirigen, Inc.	California	100%
Sirigen Limited	United Kingdom	100%(1)

(1)	owned by a wholly-owned subsidiary of Becton, Dickinson and Company